UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

Rackspace Hosting, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34143

Delaware	74-3016523
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1 Fanatical Place
City of Windcrest
San Antonio, Texas 78218
(Address of principal executive offices, including zip code)

(210) 312-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

The information in Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On May 9, 2016, Rackspace Hosting, Inc. ("we", the "Company") issued a press release announcing its financial results for the first quarter of 2016. A copy of the press release is attached as Exhibit 99.1. Rackspace Hosting, Inc. released certain non-GAAP information in the press release, and attached to the press release is a reconciliation to the non-GAAP information.

On May 9, 2016, in connection with the issuance of the press release, Rackspace Hosting, Inc. held a conference call to discuss the press release.

Item 8.01. Other Events

During the first quarter of 2016, we discovered an error in the reporting of the expense associated with certain software licenses for the period from July 2013 through December 2015, which resulted in a reduction to net income (net of the related income tax impact), of $1.4 million, $3.2 million, and $3.8 million in the years ended December 31, 2013, 2014, and 2015, respectively. Pursuant to the guidance of Staff Accounting Bulletin ("SAB") No. 99, "Materiality," we evaluated the materiality of these amounts quantitatively and qualitatively and have concluded that the amounts were not material to any of our annual or quarterly prior period financial statements or trends of financial results and the financial statements for years prior to 2016 have been revised in accordance with SAB No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" in order to reflect these immaterial corrections.

As a result of this matter, a reassessment was conducted on the internal controls in our license reporting process, resulting in the identification of a material weakness (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) in internal control over financial reporting. This material weakness was caused by an ineffective risk assessment process that failed to appropriately identify necessary changes to our process for completely and accurately capturing license usage. This resulted in inaccurate usage reports utilized in determining obligations under certain software license agreements, causing the error noted above. We will amend our 2015 Annual Report on Form 10-K to reflect this determination as of December 31, 2015 and our external auditor, KPMG LLP, will reissue its February 25, 2016 report on internal control over financial reporting as of December 31, 2015 to reflect an adverse opinion on the effectiveness of internal control over financial reporting due to the existence of a material weakness.

We are in the process of remediating our control processes around calculating software license expense, by (i) formalizing the process of timely identifying changes in software license agreements that could impact reporting criteria; (ii) implementing more comprehensive review procedures to ensure the completeness and accuracy of the reports utilized in license reporting; (iii) developing a formal change management process related to the underlying code in reports utilized to determine software license obligations;  and (iv) developing more robust review standards over software license expense.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Press Release of Rackspace Hosting, Inc., dated May 9, 2016, reporting financial results for the first quarter of 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rackspace Hosting, Inc.

Date:	May 9, 2016	By:	/s/ Karl Pichler
Karl Pichler
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Rackspace Hosting, Inc., dated May 9, 2016, reporting financial results for the first quarter of 2016.